Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information sets forth selected pro forma consolidated financial information for WillScot Corporation (the “Company,” “WillScot,” or “we,” “us,” or “our”) for the year ended December 31, 2017 and the nine months ended September 30, 2018 and is derived from and should be read in conjunction with, the consolidated financial statements and related notes in our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 10-K”), the consolidated financial statements and related notes in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 (the “Q3 2018 10-Q”), and ModSpace Holdings, Inc.’s (“ModSpace”) historical consolidated financial statements included as Exhibits 99.1 and 99.2 to our Current Report on Form 8-K filed on July 24, 2018 and ModSpace’s historical consolidated financial statements included as Exhibit 99.1 and Exhibit 99.2 to our Current Report on Form 8-K/A filed on September 17, 2018.

On August 15, 2018, pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of June 21, 2018, by and among WillScot, the Company’s newly-formed acquisition subsidiary, Mason Merger Sub, Inc., a Delaware corporation (“Merger Sub”), ModSpace, and NANOMA LLC, solely in its capacity as the representative of the Holders (as defined therein), Merger Sub merged with and into ModSpace (the “Merger”) with ModSpace as the surviving entity and continuing as an indirect subsidiary of the Company (the “ModSpace Acquisition”). The unaudited pro forma condensed combined financial information set forth below has been prepared to reflect adjustments to our financial condition and results of operations to give effect to the following items:

i.                  the consummation of the ModSpace Acquisition, including our issuance of shares of our Class A common stock, par value $0.0001 per share (“Common Stock”), and warrants to purchase shares of Common Stock (the “ModSpace Warrants”) to the sellers of ModSpace;

ii.               the Financing Transactions (as defined and discussed below),

iii.            the effects of the acquisition of Acton Mobile Holdings, LLC (“Acton”), which closed on December 20, 2017 (the “Acton Acquisition”);

iv.           the effects of the business combination of Double Eagle Acquisition Corp. and Williams Scotsman International, Inc., which we completed on November 29, 2017 (the “Business Combination”), on the historical capital structure; and

v.              Transaction costs incurred in connection with the ModSpace Acquisition and Financing Transactions.

As referred to above, the “Financing Transactions” include:

•                    our issuance of 9,200,000 shares of our Common Stock in an underwritten public offering at $16.00 per share (the “Equity Offering”);

•                    the entry by our indirect subsidiary, Williams Scotsman International, Inc. (“WSII”) and certain of its subsidiaries into amendments (the “Amended ABL Facility”) to the ABL Credit Agreement, dated as of November 29, 2017 (the “ABL Facility”) among WSII, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as agent and collateral agent. The Amended ABL Facility became effective upon the closing of the ModSpace Acquisition and increased borrowing capacity under the ABL Facility from $600.0 million to $1.425 billion, with an accordion feature allowing aggregate borrowing capacity of up to $1.8 billion. As of the closing date of the ModSpace Acquisition, we had total borrowings of $841.1 million under the ABL Facility;

•                    WSII’s issuance of $300.0 million in aggregate principal amount of senior secured notes to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) (the “Secured Notes Offering”); and

•                    WSII’s issuance of $200.0 million in aggregate principal amount of senior unsecured notes (the “Unsecured Notes”) in a private placement transaction (the “Unsecured Financing”).

We refer to the entry into the Amended ABL Facility and the amounts funded thereunder, the Secured Notes Offering and the Unsecured Financing collectively as the “Other Financing Transactions.” We refer to the Equity Offering and the Other Financing Transactions collectively as the “Financing Transactions.” We refer to the ModSpace Acquisition, the Acton Acquisition, the Business Combination and the Financing Transactions collectively as the “Transactions.”

In connection with our entry into the Merger Agreement and pursuant to an amended and restated commitment letter (as amended, the “ABL/Bridge Debt Commitment Letter”), dated July 5, 2018, by and among Bank of America, N.A., Deutsche Bank AG New York Branch, Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., Credit Suisse AG and ING Capital LLC (collectively, with certain of their respective affiliates, the “Lenders”) and us, as amended, the Lenders provided (i) an incremental ABL Facility in an aggregate principal amount of up to $825.0 million); (ii) a senior secured bridge loan facility in an aggregate principal amount of up to $285.6 million) (the “Secured Bridge Facility”); and (iii) a senior unsecured bridge loan facility in an aggregate principal amount of up to $326.4 million) (the “Unsecured Bridge Facility”), on the terms and subject to the conditions set forth in the ABL/Bridge Debt Commitment Letter, to fund a portion of the cash consideration for the ModSpace Acquisition and to pay related fees and expenses. We did not make any borrowings under the Unsecured Bridge Facility or the Secured Bridge Facility.

In connection with our entry into the Merger Agreement on July 31, 2018, a wholly-owned subsidiary of WSII, Mason Finance Sub, Inc. (“Finance Sub”), entered into a purchase agreement with certain financial institutions under which the initial purchasers agreed to purchase $300.0 million in aggregate principal amount of 6.875% senior secured notes due 2023 (the “2023 Secured Notes”) to be issued by Finance Sub. On August 6, 2018, Finance Sub closed the private placement and the initial purchasers deposited $300.0 million of gross offering proceeds into an escrow account. Upon consummation of the ModSpace Acquisition and the satisfaction of other conditions, the escrowed proceeds were released to fund a portion of the cash consideration payable by WSII in the ModSpace Acquisition and to pay related fees and expenses. Upon the closing the ModSpace Acquisition, Finance Sub merged with and into WSII, with WSII continuing as the surviving corporation, and WSII assumed the obligations of Finance Sub under the 2023 Secured Notes and the indenture governing the notes. The 2023 Secured Notes mature on August 15, 2023. The notes bear interest at a rate of 6.875% per annum, payable semi-annually on February 15 and August 15 of each year beginning February 15, 2019.

In connection with our entry into the Merger Agreement and pursuant to a commitment letter (the “Unsecured Debt Commitment Letter”), dated July 24, 2018, by and among AlbaCore Capital LLP, Canyon Value Realization Fund, L.P. (collectively, with certain of their respective affiliated or managed funds or accounts, the “Unsecured Lenders”) and us, the Unsecured Lenders purchased the Unsecured Notes in an aggregate principal amount of $200.0 million, on the terms and subject to the conditions set forth in the Unsecured Debt Commitment Letter, to fund a portion of the cash consideration for the ModSpace Acquisition and to pay related fees and expenses. The Unsecured Notes will mature on November 15, 2023. The Unsecured Notes will bear interest at a rate of 10.0% per annum if paid in cash (or if paid in kind, 11.5% per annum) for any interest period ending on or prior to February 15, 2021, increasing thereafter to 12.5% per annum with no paid in kind option, in each case payable semi-annually on February 15 and August 15 of each year beginning February 15, 2019. The Unsecured Notes are WSII’s general unsecured obligations and rank pari passu in right of payment with all of WSII’s existing and future senior indebtedness, effectively junior to all of WSII’s existing and future secured indebtedness, including the Amended ABL Facility, WSII’s existing 7.875% senior secured notes due 2022 (the “2022 Secured Notes”) and the 2023 Secured Notes (collectively, the “Secured Notes”), to the extent of the value of the collateral securing such indebtedness, and senior in right of payment to any of WSII’s future unsecured subordinated indebtedness.

In connection with the Other Financing Transactions and the ModSpace Acquisition, we and the Lenders entered into three amendments to the credit agreement governing our ABL Facility to effectuate, among other things, (i) the amendments contemplated by the ABL/Bridge Debt Commitment Letter, (ii) the syndication of the upsized ABL Facility, and (iii) the closing of the ModSpace Acquisition, including the release of escrowed proceeds from the Secured Notes Offering and Unsecured Financing for purposes of funding the cash consideration payable in the Merger and transaction costs related thereto.

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of WillScot, Acton and ModSpace described below. Our fiscal year is different than ModSpace’s historical fiscal year. Our fiscal year ends on December 31, while ModSpace’s historical fiscal year ends on September 30. In preparing the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017, certain historical financial information for ModSpace was reclassified to align with WillScot’s annual reporting period. To adjust the historical operating results of ModSpace’s September 30 fiscal year, we added the operating results for the three months ended December 31, 2017 (Successor), and subtracted the operating results for the three months ended December 31, 2016 (Predecessor) from the year ended September 30, 2017 for the ModSpace statement of operations, to arrive at the reclassified statement of operations for the twelve months ended December 31, 2017 for ModSpace. To derive the historical operating results of ModSpace for the period  ended August 15, 2018, we subtracted the operating results for the three months ended December 31, 2017 (Successor) from the nine months ended June 30, 2018 for the ModSpace statement of operations as filed in our Current Report on Form 8-K/A on September 17, 2018, to arrive at the reclassified statement of operations for the six months ended June 30, 2018 and added the results of operations from the period of July 1, 2018 to August 15, 2018 (“Stub period”) to arrive at the Modspace results of operations from the period January 1, 2018 to August 15, 2018, the date of the Modspace Acquisition. The ModSpace operating results for the three months ended December 31, 2017 are derived from the historical unaudited interim financial statements of ModSpace included in our Current Report on Form 8-K filed on July 24, 2018. The three month period was derived by taking the ModSpace historical unaudited statement of operations for the six months ended March 31, 2018, and subtracting the three months ended March 31, 2018. In addition, certain reclassifications were made to the reported financial information of ModSpace to conform to the reporting classifications of WillScot.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 combines:

•                    the audited historical consolidated statement of operations of WillScot for the year ended December 31, 2017;

•                    the reclassified unaudited historical consolidated statement of operations of ModSpace for the twelve months ended December 31, 2017; and

•                    the unaudited historical consolidated statement of operations of Acton for the period from January 1, 2017 to December 20, 2017.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 combines:

•                    the unaudited historical condensed consolidated statement of operations of WillScot for the nine months ended September 30, 2018 (historical statements include Acton operating results as it was a wholly owned subsidiary of WillScot during this period); and

•                    the reclassified unaudited historical consolidated statement of operations of ModSpace for the period from January 1, 2018 through August 15, 2018 (the ModSpace operating results from August 16, 2018 to September 30, 2018 are included in the WillScot historical financial statements as it was a wholly owned subsidiary of WillScot during that period)

An unaudited pro forma condensed combined balance sheet as of September 30, 2018 is not required as the Transactions described above have been reflected in the historical balance sheet of WillScot as of September 30, 2018 in the Company’s Q3 2018 10-Q.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 is based on, derived from, and should be read in conjunction with, our historical audited financial statements as set forth in our 2017 10-K. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 is also based on, derived from, and reclassified from ModSpace’s historical audited financial statements for the fiscal year ended September 30, 2017 and should be read in conjunction with ModSpace’s historical audited financial statements included in our Current Report on Form 8-K filed on July 24, 2018, as adjusted to conform to our calendar year end. The unaudited pro forma condensed statement of operations for the year ended December 31, 2017 does not include the operating results of Tyson Onsite (“Tyson”), which we acquired on January 3, 2018.

Our statement of operations for the nine months ended September 30, 2018 is based on, derived from, and should be read in conjunction with, our historical unaudited financial statements, included in our 10-Q for the quarter ended September 30, 2018.  ModSpace’s statement of operations for the period from January 1, 2018 to August 15, 2018 is based on, and derived from, ModSpace’s historical unaudited financial statements, and should be read in conjunction with, ModSpace’s historical unaudited financial statements for the six months ended March 31, 2018 and the nine months ended June 30, 2018, included in our Current Report on Form 8-K filed on July 24, 2018 and our Current Report on Form 8-K/A filed on September 17, 2018, respectively. The ModSpace financial information for the period from July 1, 2018 to August 15, 2018 is included within the notes to these unaudited condensed combined pro forma financial statements.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017, and the nine months ended September 30, 2018 assume that the Transactions occurred on January 1, 2017. The unaudited pro forma condensed combined financial information has been prepared by management for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations that would have been realized had the Transactions occurred as of the dates indicated, nor is it meant to be indicative of any anticipated consolidated financial position or future results of operations of the combined company. In addition, the accompanying unaudited pro forma condensed combined statements of operations do not include any expected cost savings or restructuring actions which may be achievable or which may occur subsequent to the ModSpace Acquisition, or the costs to achieve these cost savings or restructuring actions. The pro forma financial information also does not include the impact of any non-recurring activity and one-time transaction-related costs. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Transactions related thereto, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the combined results. Please see Note 3 below for further discussion of the pro forma adjustments.

The ModSpace Acquisition is accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standard Codification No. 805, “Business Combinations,” (“ASC 805”) and applying the pro forma assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Under ASC 805, the Company values assets acquired and liabilities assumed in a business combination at their fair values as of the acquisition date. Fair value measurements can be highly subjective and the reasonable application of measurement principles may result in a range of alternative estimates using the same facts and circumstances. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions by management, including estimating future cash flows, and developing appropriate discount rates. Under ASC 805, transaction costs are not included as a component of consideration transferred, and are expensed as incurred. The final valuation is expected to be completed as soon as practicable but no later than one year after the consummation of the ModSpace Acquisition. The purchase price allocation is subject to completion of the Company’s final analysis of the fair value of the assets and liabilities of ModSpace as of the effective date of the ModSpace Acquisition. Accordingly, the purchase price allocation in the unaudited pro forma condensed combined financial statements is preliminary. Adjustments to the preliminary purchase price allocation could be material. The Company believes the fair values assigned to the assets to be acquired and liabilities to be assumed are based on reasonable estimates and assumptions using currently available data.

This unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.  The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not purport to represent what the Company’s results of operations would actually have been if the Transactions had occurred on the dates indicated nor do they purport to project the Company’s results of operations for any future period.

WILLSCOT CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR NINE MONTHS ENDED SEPTEMBER 30, 2018

(In thousands, except loss per share data)

	Historical WillScot for the nine months ended September 30, 2018	Historical ModSpace reclassified for the period from January 1, 2018 to August 15, 2018 (Successor)	ModSpace Acquisition Adjustments		Other Financing Transaction Adjustments		Pro Forma Combined
Revenues:
Leasing and service revenue:
Modular leasing	$340,171	$172,572	$—		$—		$512,743
Modular delivery and installation	104,440	72,285	—		—		176,725
Sales:
New units	33,584	47,087	—		—		80,671
Rental units	15,813	20,665	—		—		36,478
Total revenues	494,008	312,609	—		—		806,617

Costs:
Cost of leasing and services:
Modular leasing	93,506	45,653	—		—		139,159
Modular delivery and installation	98,038	57,663	—		—		155,701
Cost of sales:
New units	23,780	35,891	—		—		59,671
Rental units	9,328	13,818	—		—		23,146
Depreciation of rental equipment	82,849	30,203	(6,014	)(3a)	—		107,038
Gross profit	186,507	129,381	6,014		—		321,902

Expenses:
Selling, general and administrative	164,845	108,690	(28,933	)(3b)	—		244,602
Other depreciation and amortization	7,726	6,894	(4,317	)(3c)	—		10,303
Impairment losses on goodwill	—	—	—		—		—
Restructuring costs	7,214	—	—		—		7,214
Currency losses, net	1,171	—	—		—		1,171
Other (income) expense, net	(5,013)	975	—		—		(4,038)
Operating income (loss)	10,564	12,822	39,264		—		62,650
Interest expense	67,321	20,279	—		649	(3f)	88,249
Interest income	—	—	—		—		—
Income (loss) from continuing operations before income tax	(56,757)	(7,457)	39,264		(649)		(25,599)
Income tax (benefit) expense	(13,572)	574	7,191	(3d)	(167	)(3g)	(5,974)
(Loss) income from continuing operations	(43,185)	(8,031)	32,073		(482)		(19,625)
Income from discontinued operations, net of tax	—	—	—		—		—
Net (loss) income	(43,185)	(8,031)	32,073		(482)		(19,625)
Less net (loss) income attributable to non-controlling interest, net of tax	(3,715)	—	1,954	(3e)	—		(1,761)
Total (loss) income attributable to WillScot	$(39,470)	$(8,031)	$30,119		$(482)		$(17,864)

Historical per share information
Net loss per share attributable to WillScot - basic and diluted (3h)
Continuing operations	$(0.48)						$—

Weighted average shares
Basic and diluted	82,165,910						—

Pro forma loss per share data (3h)
Pro forma net loss per share	$(0.44)						$(0.19)

Pro forma weighted average shares
Basic and diluted	89,291,184						96,313,534

See notes to unaudited pro forma condensed combined statement of operations

WILLSCOT CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

(In thousands, except loss per share data)

	Historical			Historical				Historical ModSpace (Reclassified)
	WillScot for the twelve months ended December 31, 2017	Business Combination Adjustment		Acton from January 1, 2017 to December 20, 2017	Acton Acquisition Adjustment		Pro Forma As Adjusted	January 1, 2017 to March 2, 2017 (Predecessor)	March 3, 2017 to December 31, 2017 (Successor)	ModSpace Acquisition Adjustments		Other Financing Transaction Adjustments		Pro Forma Combined
Revenues:
Leasing and service revenue:
Modular leasing	$297,821	$—		$47,091	$—		$344,912	$41,493	$209,237	$—		$—		$595,642
Modular delivery and installation	89,850	—		38,460	—		128,310	16,961	95,547	—		—		240,818
Sales:
New units	36,371	—		4,869	—		41,240	7,924	40,402	—		—		89,566
Rental units	21,900	—		3,493	—		25,393	4,405	27,510	—		—		57,308
Total revenues	445,942	—		93,913	—		539,855	70,783	372,696	—		—		983,334

Costs:
Cost of leasing and services:
Modular leasing	83,588	—		16,152	—		99,740	11,414	61,347	—		—		172,501
Modular delivery and installation	85,477	—		22,394	—		107,871	14,652	78,511	—		—		201,034
Cost of sales:
New units	26,025	—		3,733	—		29,758	6,445	31,676	—		—		67,879
Rental units	12,643	—		1,633	—		14,276	3,356	19,346	—		—		36,978
Depreciation of rental equipment	72,639	—		12,438	5,664	(5a)	90,741	10,808	41,678	(13,784	)(3a)	—		129,443
Gross profit	165,570	—		37,563	(5,664)		197,469	24,108	140,138	13,784		—		375,499

Expenses:
Selling, general and administrative	162,351	—		33,157	(5,410	)(5b)(5c)	190,098	18,209	101,304	—		—		309,611
Other depreciation and amortization	8,653	—		2,608	374	(5d)	11,635	1,383	8,158	(6,105	)(3c)	—		15,071
Impairment losses on goodwill	60,743	—		—	—		60,743	—	—	—		—		60,743
Restructuring costs	2,196	—		—	—		2,196	3,164	3,939	—		—		9,299
Currency (gains) losses, net	(12,878)	10,830	(4a)	—	—		(2,048)	—	—	—		—		(2,048)
Other expense (income), net	2,827	—		—	—		2,827	(227)	3,522	—		—		6,122
Loss on reorganization items, net	—	—		—	—		—	92,450	—	—		—		92,450
Operating (loss) income	(58,322)	(10,830)		1,798	(628)		(67,982)	(90,871)	23,215	19,889		—		(115,749)
Interest expense	119,308	(77,373	)(4b)	5,049	4,199	(5e)	51,183	15,275	25,137	—		29,889	(3f)	121,484
Interest income	(12,232)	12,177	(4b)	—	—		(55)	—	—	—		—		(55)
(Loss) income from continuing operations before income tax	(165,398)	54,366		(3,251)	(4,827)		(119,110)	(106,146)	(1,922)	19,889		(29,889)		(237,178)
Income tax (benefit) expense	(936)	14,026	(4c)	—	(2,084	)(5f)	11,006	(9,516)	(9,023)	5,131	(3d)	(7,711	)(3g)	(10,113)
(Loss) income from continuing operations	(164,462)	40,340		(3,251)	(2,743)		(130,116)	(96,630)	7,101	14,758		(22,178)		(227,065)
Income from discontinued operations, net of tax	14,650	—		—	—		14,650	—	—	—		—		14,650
Net (loss) income	(149,812)	40,340		(3,251)	(2,743)		(115,466)	(96,630)	7,101	14,758		(22,178)		(212,415)
Less net loss attributable to non-controlling interest, net of tax	(2,110)	—		—	—		(2,110)	—	—	(18,261	)(3e)	—		(20,371)
Total (loss) income attributable to WillScot	$(147,702)	$40,340		$(3,251)	$(2,743)		$(113,356)	$(96,630)	$7,101	$33,019		$(22,178)		$(192,044)

Net loss per share attributable to WillScot - basic and diluted (3h)
Continuing operations	$(8.21)						$(1.77)							$(2.29)

Weighted Average Shares
Basic and diluted	19,760,189	52,459,585					72,219,774							—
Total pro forma shares outstanding	—	—					—							89,878,073

See notes to unaudited pro forma condensed combined statement of operations

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except share and per share data)

1. ModSpace Acquisition

On August 15, 2018, pursuant to the terms of the Merger Agreement, we completed the ModSpace Acquisition. The values presented as “Historical WillScot” in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018 include the results of operations of ModSpace from August 15, 2018 to September 30, 2018. Additionally, the values presented as “Historical WillScot” in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 do not include the results of operations of ModSpace. For a description of the ModSpace Acquisition, see Note 2 of the Company’s consolidated financial statements for the nine months ended September 30, 2018 included in the Company’s Q3 2018 10-Q.

2. Accounting Policies and Reclassifications

During the preparation of these unaudited pro forma condensed combined financial statements, the Company made a preliminary assessment as to any material differences between the Company’s accounting policies and ModSpace’s accounting policies. The preliminary assessment performed did not identify any material differences and as such, these unaudited pro forma condensed combined financial statements do not adjust for or assume any differences in accounting policies between WillScot and ModSpace. An assessment of the Acton accounting policies was done in conjunction with the Acton Acquisition. No material differences between the Company’s accounting policies and the Acton accounting policies were noted, and the Acton results for the period from January 1, 2017 to December 20, 2017 do not adjust for or assume any material differences in accounting policies between the Company and Acton.

Following the ModSpace Acquisition, ModSpace conforms to the Company’s accounting policies and financial statement presentation classifications.  The Company has evaluated areas of operations in which ModSpace had an accounting policy for which the Company does not have an accounting policy. For these matters, the Company has made an accounting policy election post transaction close, as appropriate, to reflect any material changes in operating practices for the post-close period.

Financial information presented in the “Historical ModSpace” column in the unaudited pro forma statement of operations has been reclassified to conform to the Company’s historical presentation as follows (all numbers are stated in thousands unless explicitly stated):

Historical ModSpace Statement of Operations for the Six Months Ended June 30, 2018

	Historical ModSpace for the nine months ended June 30, 2018 (Successor)	Historical ModSpace as reclassified for the nine months ended June 30, 2018 [A] (Successor)	Historical ModSpace for the three months ended December 31, 2017 (Successor)	Historical ModSpace as reclassified for the three months ended December 31, 2017 [B] (Successor)	Historical ModSpace as reclassified for the six months ended June 30, 2018 [A] - [B] (Successor)
Revenues:

Modular leasing	$—	$202,886	$—	$65,975	$136,911
Modular delivery and installation	—	80,294	—	24,317	55,977
Leasing	194,496	—	63,728	—	—
Sales:
New units	29,465	30,427	8,573	8,657	21,770
Rental units	—	25,389	—	9,130	16,259
Lease units	25,389	—	9,130	—	—
Delivery, installation and site services	89,699	—	26,682	—	—
Total revenues	339,049	338,996	108,113	108,079	230,917

Costs:
Cost of leasing and services:					—
Modular leasing	—	52,707	—	17,393	35,314
Modular delivery and installation	—	65,008	—	19,840	45,168
Delivery, installation and site services	65,748	—	19,970	—	—
Cost of sales:
New units	23,424	23,630	6,960	7,000	16,630
Rental units	—	16,731	—	6,004	10,727
Lease units	16,731	—	6,004	—	—
Depreciation of rental equipment	—	36,001	—	11,867	24,134
Depreciation	36,001	—	11,867	—	—
Maintenance and other	65,800	—	20,531	—	—
Gross profit	131,345	144,919	42,781	45,975	98,944

Expenses:
Selling, general and administrative	98,285	110,061	32,089	34,790	75,271
Other depreciation and amortization	—	8,281	—	2,722	5,559
Other (income) expense, net	—	(1,834)	—	(12)	(1,822)
Restructuring costs	4,649	—	2,217	—	—
Operating income	28,411	28,411	8,475	8,475	19,936

Interest expense	—	23,554	—	7,621	15,933
Interest, including amortization of deferred financing costs	23,554	—	7,621	—	—
Income from continuing operations before income tax	4,857	4,857	854	854	4,003
Income tax (benefit) expense	(4,617)	(4,617)	(5,189)	(5,189)	572
Income from continuing operations	9,474	9,474	6,043	6,043	3,431
Income from discontinued operations, net of tax	—	—	—	—	—
Net Income	9,474	9,474	6,043	6,043	3,431
Less net income attributable to non-controlling interest, net of tax	—	—	—	—	—
Total income attributable to WillScot	$9,474	$9,474	$6,043	$6,043	$3,431

Historical ModSpace Statement of Operations for the Nine Months Ended September 30, 2018

	Historical ModSpace As Reclassified for the six months ended June 30, 2018 [As reported in Pro Forma] (Successor)	Plus: Historical ModSpace for the period 7/1/18 to 8/15/18 (Successor)	Period ended August 15, 2018 adjusted for reclassification (Successor)
Revenues:
Leasing and Service Revenue
Modular leasing	$136,911	$35,661	$172,572
Modular delivery and installation	55,977	16,308	72,285
Leasing	—	—	—
Sales:
New units	21,770	25,317	47,087
Rental units	16,259	4,406	20,665
Lease units	—	—	—
Delivery, installation and site services	—	—	—
Total revenues	230,917	81,692	312,609

Costs:
Cost of leasing and services:
Modular leasing	35,314	10,339	45,653
Modular delivery and installation	45,168	12,495	57,663
Delivery, installation and site services	—	—	—
Cost of sales:
New units	16,630	19,261	35,891
Rental units	10,727	3,091	13,818
Lease units	—	—	—
Depreciation of rental equipment	24,134	6,069	30,203
Depreciation	—	—	—
Maintenance and other	—	—	—
Gross profit	98,944	30,437	129,381

Expenses:
Selling, general and administrative	75,271	33,419	108,690
Other depreciation and amortization	5,559	1,335	6,894
Other (income) expense, net	(1,822)	2,797	975
Restructuring costs	—	—	—
Operating income (loss)	19,936	(7,114)	12,822

Interest expense	15,933	4,346	20,279
Interest, including amortization of deferred financing costs	—	—	—
Income (loss) from continuing operations before income tax	4,003	(11,460)	(7,457)
Income tax expense	572	2	574
Income (loss) from continuing operations	3,431	(11,462)	(8,031)
Income from discontinued operations, net of tax	—	—	—
Net Income (loss)	3,431	(11,462)	(8,031)
Less net loss attributable to non-controlling interest, net of tax	—	—	—
Total income (loss) attributable to WillScot	$3,431	$(11,462)	$(8,031)

Historical ModSpace Statement of Operations for the Year Ended December 31, 2017

	Historical ModSpace from March 3, 2017 to September 30, 2017 (Successor)	Historical ModSpace as reclassified from March 3, 2017 to September 30, 2017 (Successor) [A]	Historical ModSpace from October 1, 2017 to December 31, 2017 (Successor)	Historical ModSpace as reclassified from October 1, 2017 to December 31, 2017 (Successor) [B]	Historical ModSpace as reclassified from March 3, 2017 to December 31, 2017 (Successor) [A] + [B]	Historical ModSpace from January 1, 2017 to March 2, 2017 (Predecessor)	Historical ModSpace as reclassified from January 1, 2017 to March 2, 2017 (Predecessor) [C]
Revenues:
Leasing and service revenues:
Modular leasing	$—	$143,262	$—	$65,975	$209,237	$—	$41,493
Modular delivery and installation	—	71,230	—	24,317	95,547	—	16,961
Leasing	134,521	—	63,728	—	—	39,110	—
Sales:	—	—	—	—	—	—	—
New units	31,788	31,745	8,573	8,657	40,402	7,944	7,924
Rental units	—	18,380	—	9,130	27,510	—	4,405
Lease units	18,380	—	9,130	—	—	4,405	—
Delivery, installation and removal	79,924	—	26,682	—	—	19,307	—
Total revenues	264,613	264,617	108,113	108,079	372,696	70,766	70,783

Costs:
Cost of leasing and services:
Modular leasing	—	43,954	—	17,393	61,347	—	11,414
Modular delivery and installation	—	58,671	—	19,840	78,511	—	14,652
Delivery, installation and removal	59,643	—	19,970	—	—	14,941	—
Cost of sales:	—	—	—	—	—	—	—
New units	24,724	24,676	6,960	7,000	31,676	6,445	6,445
Rental units	—	13,342	—	6,004	19,346	—	3,356
Lease units	13,342	—	6,004	—	—	3,356	—
Depreciation of rental equipment	—	29,811	—	11,867	41,678	—	10,808
Depreciation	29,811	—	11,867	—	—	10,808	—
Maintenance and other	49,763	—	20,531	—	—	14,181	—
Gross profit	87,330	94,163	42,781	45,975	140,138	21,035	24,108

Expenses:
Selling, general and administrative	70,868	68,731	32,089	32,573	101,304	16,292	18,209
Other depreciation and amortization	—	5,436	—	2,722	8,158	—	1,383
Impairment losses on goodwill	—	—	—	—	—	—	—
Goodwill impairment charge	—	—	—	—	—	—	—
Currency (gains) losses, net	—	—	—	—	—	—	—
Other expense (income), net	—	3,534	—	(12)	3,522	—	(227)
Restructuring costs	1,722	1,722	2,217	2,217	3,939	3,164	3,164
Loss on reorganization items, net	—	—	—	—	—	92,450	92,450
Operating income (loss)	14,740	14,740	8,475	8,475	23,215	(90,871)	(90,871)

Interest expense	—	17,516	—	7,621	25,137	—	15,275
Interest income	—	—	—	—	—	—	—
Interest, including amortization of deferred financing costs	17,516	—	7,621	—	—	15,275	—
(Loss) income from continuing operations before income tax	(2,776)	(2,776)	854	854	(1,922)	(106,146)	(106,146)
Income tax benefit	(3,834)	(3,834)	(5,189)	(5,189)	(9,023)	(9,516)	(9,516)
Income (loss) from continuing operations	1,058	1,058	6,043	6,043	7,101	(96,630)	(96,630)
Income (loss) from discontinued operations, net of tax	—	—	—	—	—	—	—
Net income (loss)	1,058	1,058	6,043	6,043	7,101	(96,630)	(96,630)
Less net loss attributable to non-controlling interest, net of tax	—	—	—	—	—	—	—
Total income (loss) attributable to WillScot	$1,058	$1,058	$6,043	$6,043	$7,101	$(96,630)	$(96,630)

Historical Acton Statement of Operations for the Year Ended December 31, 2017

Financial information presented in the “Historical Acton” column in the unaudited condensed statement of operations has been reclassified to conform to the Company’s historical presentation. Transaction costs of $5,480 in Acton’s historical statement of operations for the year ended December 31, 2017 was reclassified to selling, general and administrative (“SG&A”) expense to conform to the Company’s historical presentation.

3. Unaudited Pro Forma Statement of Operations Adjustments:

a)                                     Represents the differential in depreciation expense relating to the provisional fair value purchase accounting adjustments for the Acquisition, as follows:

	Fair value	Estimated useful life	Nine months ended September 30, 2018	Year ended December 31, 2017
Rental equipment, net (fleet) (1)	855,245	13.8 years	$20,717	$33,148
Value added products	11,108	2 years	3,472	5,554
Less: historical depreciation			(30,203)	(52,486)
Net pro forma adjustment			$(6,014)	$(13,784)

(1)         Excludes $448 of Rental Equipment held for sale on the ModSpace opening balance sheet.

b)             Represents the elimination of $14,790 of non-recurring transaction costs expensed by WillScot as part of the ModSpace Acquisition during the nine months ended September 30, 2018 and $14,143 of non-recurring transaction costs incurred by ModSpace as part of the ModSpace Acquisition for the period from January 1, 2018 to September 30, 2018.

c)              Represents the differential in expense relating to the provisional fair value purchase accounting adjustments for the ModSpace Acquisition, as follows:

	Estimated useful life	Estimated fair value	Nine months ended September 30, 2018	Year ended December 31, 2017
Trade names and trademarks	3 years	$3,000	$750	$1,000

Leasehold interest (1)	6 years	(302)	(37)	(49)
Other property and equipment, net (2)	Varies	19,311	1,864	2,485
Less: historical amortization			(6,894)	(9,541)
Net pro forma adjustment			$(4,317)	$(6,105)

(1)         Excludes acquired leasehold interest intangible assets of $3,850 that have historical book values equal to the provisional fair value.

(2)         Excludes $92,370 of land and non-depreciating assets that are included on ModSpace opening balance sheet.

d)             This adjustment reflects the income tax expense/benefit effects of the unaudited pro forma adjustments based on applicable statutory tax rates for the jurisdictions associated with the respective pro forma adjustments. Because the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the ModSpace Acquisition. Further, the combined company’s ability to use net operating loss carryforwards to offset future taxable income for United States (“US”)  federal income tax purposes is subject to limitations. In general, under Section 382 of the Internal Revenue Code (“Code”), a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses (referred to as “NOLs”) to offset future taxable income.  Tax related adjustments included in the unaudited pro forma condensed combined financial information are based on the tax law in effect during the annual period for which the unaudited pro forma condensed combined statements of operations is being presented, and therefore incorporates effects of the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”) signed on December 22, 2017. Provisional amounts based on management’s reasonable estimates of the effects of the 2017 Tax Act have been reflected in the unaudited pro forma condensed combined financial information, as the full determination of the accounting implications of the 2017 Tax Act has not yet been completed.  Because the combined company will be in tax loss position in 2017, all pro forma adjustments for US tax effects are at the US (federal and state) statutory tax rate of 25.8% since the adjustments represent future deductible or taxable temporary differences.

e)              Reflects the pro forma adjustment for the change in non-controlling interest as a result of dilution from the issuance of additional WS Holdings shares issued as referenced in Note 3(h). The non-controlling interest was reduced from 10% to approximately 9.0%. In connection with the Business Combination, the non-controlling interest holder (“Sapphire”), an affiliate of the Company’s controlling stockholder, was issued (i) 8,024,419 shares of WS Holdings common stock, which shares are exchangeable for shares of the Company’s Common Stock and (ii) 8,024,419 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), representing a non-economic voting interest in the Company. Upon conversion or cancellation of any WS Holdings shares, the corresponding shares of the Company’s Class B Common Stock are automatically canceled for no consideration. Each share of common stock of WS Holdings shall be converted upon exchange into that number of shares of the Company’s Common Stock as determined by an exchange ratio which shall be calculated based on (1) the aggregate ownership percentage of the exchanging holder of common stock of WS Holdings issued and outstanding on the date of the exercise notice and (2) the aggregate number of shares of the Company’s Common Stock issued and outstanding as of the same date.  In determining such calculation, the following factors shall be taken into account: (i) any exercise or failure to exercise preemptive rights, (ii) any stock split, dividend, recapitalization or similar change in the Company’s Common Stock or the common stock of WS Holdings, (iii) any issuance of the Company’s Common Stock in connection with an acquisition transaction or debt financing or (iv) issuance of equity in connection with certain dilutive events under the WS Holdings shareholders agreement.  In addition, the exchange ratio shall be adjusted to eliminate the dilutive effects of the release of escrowed Common Stock pursuant to the Earnout Agreement (as defined below), the existence of any outstanding warrants, the termination of any lock-up on the warrants exercisable for the Common Stock, and the issuance of any shares of Common Stock upon exercise of warrants.

f)               Reflects the incremental interest expense related to the Company’s debt structure after the ModSpace Acquisition as though such instruments had been issued January 1, 2017, comprised of the indebtedness represented by the Secured Notes, the Unsecured Notes and the borrowings under the Amended ABL Facility and adjusted to remove non-recurring financing fees incurred for undrawn bridge commitments as follows:

	Nine months ended September 30, 2018	Year ended December 31, 2017
Interest on incremental borrowings under the Amended ABL Facility	$13,545	$23,244
Interest on the 2023 Secured Notes	13,097	20,625
Interest on the Unsecured Notes	11,894	20,000
Amortization of debt issuance costs	2,892	6,432
Reversal of non-recurring WillScot historical financing charges	(20,500)	—
Reversal of ModSpace historical interest	(20,279)	(40,412)
Net pro forma adjustment	$649	$29,889

The pro forma combined interest expense for the year ended December 31, 2017 and nine months end September 30, 2018 is comprised as follows:

		Nine Months Ended September 30, 2018	Year Ended December 31, 2017
Amended ABL Facility (1)	Interest expense	$29,335	$39,111
	Debt issuance cost amortization	6,164	8,219
7.875% 2022 Secured Notes (1)	Interest expense	17,653	23,625
	Debt issuance cost amortization	1,262	1,569
6.875% 2023 Secured Notes	Interest expense	15,469	20,625
	Debt issuance cost amortization	838	1,034
10.0% Unsecured Notes	Interest expense	15,000	20,000
	Debt issuance cost amortization	141	170
Sale-leaseback, capital lease, and other financing obligations	Interest expense	2,204	3,050
	Debt issuance cost amortization	183	331
Bridge take-out fee	Bridge financing fees	—	3,750
	Total pro forma interest expense	$88,249	$121,484

(1)         For the year ended December 31, 2017, the historical interest expense reflects one month of actual interest expense for the 2022 Senior Secured Notes and ABL Facility as a result of the Business Combination. The pro forma adjustment for the year ended December 31, 2017 reflects an increase in interest expense as if these instruments had been outstanding for the full twelve month period. The weighted average interest rate for borrowings under the ABL Facility and Amended ABL Facility was 4.65%.

Interest on outstanding borrowings under the Amended ABL Facility are based off the London Interbank Offered Rate (LIBOR) depending upon the date of borrowing. The 4.65% per annum rate used in the above calculation represents the current interest rate WSII is paying on the $859,049 of outstanding borrowings under the ABL Facility as of September 30, 2018.  A 1/8% change in interest rate to the drawn portion of the ABL Facility which is subject to a variable interest rate would increase or decrease the pro forma cash interest expense on the $841,125 of outstanding borrowings at August 15, 2018, the date of the ModSpace Acquisition, by approximately $1,051 annually and $789 for the nine months ended September 30, 2018.

g)              This adjustment reflects the income tax expense/benefit effects of the unaudited pro forma Financing Adjustments based on applicable statutory tax rates for the jurisdictions associated with the respective pro forma adjustments. As the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the ModSpace Acquisition. Provisional amounts are based on management’s reasonable estimates of the effects of the 2017 Tax Act have been reflected in the unaudited pro forma condensed combined financial information, as the full determination of the accounting implications of the 2017 Tax Act has not yet been completed.  As the combined pro forma company will be in tax loss position in 2017, all pro forma adjustments for US tax effects are at the federal and state US statutory tax rate of 25.8% since the adjustments represent future deductible or taxable temporary differences.

h)             Pro forma loss per common share for the year ended December 31, 2017, and nine months ended September 30, 2018 has been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described below. The pro forma weighted average number of common shares outstanding has been calculated as if the shares issued in the Equity Offering and for the Common Stock Consideration had been issued and outstanding on January 1, 2017. Diluted shares has not been presented due to the anti-dilutive impact on net losses for periods presented.

The following table sets forth the computation of weighted average common and diluted shares outstanding:

	Nine months ended September 30, 2018	Year ended December 31, 2017

Historical WillScot weighted average shares	82,165,910	19,760,189
Recapitalization as a result of the Business Combination (1)	—	52,459,585
Adjusted weighted average shares as a result of the Business Combination	82,165,910	72,219,774

Weighted average shares for the Equity Offering	7,125,275	9,200,000
Adjusted weighted average shares as a result of the Offering	89,291,185	81,419,774

Common Stock Consideration for the ModSpace Acquisition	5,322,716	6,458,299
Release of founders shares upon Qualifying Acquisition (2)	1,699,633	2,000,000
Pro forma weighted average shares outstanding	96,313,534	89,878,073

(1)         Represents the incremental shares to reflect the weighted average shares outstanding calculation as if the Business Combination had occurred as of January 1, 2017. As the Business Combination occurred in November 2017 the historical weighted average share calculation only includes those shares for part of the year.

(2)         The ModSpace Acquisition constituted a Qualifying Acquisition as defined under the terms of the earnout agreement entered in by and among Double Eagle Acquisition LLC (“DEAL”) and Harry E. Sloan (together with DEAL, the “Founders”) and Sapphire (the “Earnout Agreement”) at the closing of the Business Combination. The occurrence of the Qualifying Acquisition resulted in (i) the release of the founder shares escrowed pursuant to, and the termination of the lock-up restrictions imposed on private warrants by, the Earnout Agreement, and (ii) the termination of the Earnout Agreement and associated escrow agreement

The unaudited pro forma condensed combined statement of operations do not give effect to the elimination of non-recurring reorganization gains, synergies as a result of restructuring, losses, or expenses incurred in connection with ModSpace’s exit from bankruptcy in March 2017. In addition, included within the Company’s historical statement of operations for the year ended December 31, 2017 are the following costs; (i) $15,112 from related to corporate and other segment; (ii) $60,743 in goodwill impairment; (iii) $23,881 in transaction fees; (iv) $9,382 in Algeco long-term incentive plans; (v) currency gains of $12,878; (vi) restructuring costs of $2,196; and (vii) other expense of $2,515.

4. Business Combination:

a)             Represents the elimination of foreign currency translation loss related to the historical related party debt of the Company that was settled as part of the Business Combination for the year ended December 31, 2017.

b)             Represents the elimination of the historical interest income and expense associated with related party debt instruments that were settled as part of the Business Combination, and an adjustment to reflect interest expense on (i) the $300 million of 2022 Secured Notes issued on the date of the Business Combination and (ii) the ABL Facility as if such instruments were outstanding beginning January 1, 2017.

c)              This adjustment reflects the income tax expense/benefit effects of the unaudited pro forma adjustments based on applicable statutory tax rates for the jurisdictions associated with the respective pro forma adjustments. Because the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the ModSpace Acquisition. Because the combined pro forma company will be in tax loss position in 2017, all pro forma adjustments for US tax effects are at the federal and state US statutory tax rate of 25.8%.

5. Acquisition of Acton Mobile:

On December 20, 2017, we consummated the Acton Acquisition, pursuant to which we acquired 100% of the issued and outstanding ownership interests of Acton for a cash purchase price of $237.1 million, subject to certain adjustments. Acton owns all of the issued and outstanding membership interests of New Acton Mobile Industries, which provided modular space and portable storage rental services across the US. We funded the Acton Acquisition with cash on hand and borrowings under the ABL Facility. The historical Acton operations have been reflected in a separate column for the period from January 1, 2017 to December 20, 2017 (i.e. the period for which Acton had not been included in the Company’s historical financial results) in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017. For a description of the Acton Acquisition, see Note 2 of the Company’s consolidated financial statements for the year ended December 31, 2017 included in the Company’s 2017 10-K.

a)             Represents an adjustment to depreciation expense of $5,664 as a result of a step up in fair value for rental equipment for the period from January 1, 2017 to December 20, 2017, respectively.

b)             Represents the elimination of $5,480 of non-recurring transaction costs incurred by Acton as part of the Acton Acquisition for the period from January 1, 2017 to December 20, 2017, respectively.

c)               Represents an adjustment of $70 to SG&A expense as a result of a step-up in fair value of the leases acquired for the year ended December 31, 2017.

d)             Represents the incremental depreciation and amortization expense of $708 and $(334), respectively relating to the fair value of intangible assets and other property, plant and equipment acquired in the Acton Acquisition for the period from January 1, 2017 to December 20, 2017.

e)              Represents the incremental interest expense of approximately $4,199 related to the incremental indebtedness of $237.1 million incurred for the Acton Acquisition for the period from January 1, 2017 to December 20, 2017. The weighted average interest rate of the borrowings was 4.35%.

f)               This adjustment reflects the income tax expense/benefit effects of the unaudited pro forma adjustments based on applicable statutory tax rates for the jurisdictions associated with the respective pro forma adjustments. Acton was a partnership for which no income tax expense was recorded in its historical statement of operations. As the tax rates used for these pro forma financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the ModSpace Acquisition. Further, following the completion of the ModSpace Acquisition, the Company’s ability to use net operating loss carryforwards to offset future taxable income for US federal income tax purposes is subject to limitations. In general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs to offset future taxable income. Tax related adjustments included in the unaudited pro forma condensed combined financial information are based on the tax law in effect during the period for which the unaudited pro forma condensed combined statements of operations is being presented, and therefore incorporates effects of the 2017 Tax Act. Provisional amounts are based on management’s reasonable estimates of the effects of the 2017 Tax Act have been reflected in the unaudited pro forma condensed combined financial information, as the full determination of the accounting implications of the 2017 Tax Act has not yet been completed.  As the combined pro forma company will be in tax loss position in 2017, all pro forma adjustments for US tax effects are at the federal and state US statutory tax rate of 25.8% since the adjustments represent future deductible or taxable temporary differences.